As filed with the Securities and Exchange Commission on March 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCPHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5184075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Mall Road, Suite 203

Burlington, Massachusetts 01803

(Address of Principal Executive Offices) (Zip Code)

scPharmaceuticals Inc. 2017 Stock Option and Incentive Plan

scPharmaceuticals Inc. 2017 Employee Stock Purchase Plan

(Full title of the plan)

John H. Tucker

President and Chief Executive Officer

scPharmaceuticals Inc.

25 Mall Road, Suite 203

Burlington, Massachusetts 01803

(Name and address of agent for service)

(617) 517-0730

(Telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos, Esq.

Wesley Holmes, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 205,000 shares of the common stock of scPharmaceuticals Inc. (the “Registrant”) to be issued pursuant to the scPharmaceuticals Inc. 2017 Employee Stock Purchase Plan (the “ESPP”) and an additional 1,438,740 shares of the Registrant’s common stock to be issued pursuant to the scPharmaceuticals Inc. 2017 Stock Option and Incentive Plan (the “Incentive Plan,” and together with the ESPP, the “Plans”). A Registration Statement of the Registrant on Form S-8 relating to the Plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File Nos. 333-221677, 333-227071, 333-229122, 333-237361, 333-254636, 333-263762 and 333-270757), including any amendments thereto, filed with the Securities and Exchange Commission, relating to the Plans, are incorporated by reference herein.

Item 8.	Exhibits.

Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38293) filed on November 21, 2017)

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38293) filed on November 21, 2017)

4.3	Amendment No. 1 to the Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38293) filed on June 10, 2020)

4.4	Amendment No. 2 to the Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38293) filed on March 12, 2021)

4.5	Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated December 22, 2016 (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-221077) filed on October 23, 2017)

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1+	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of Attorney (included on signature pages below)

99.1	scPharmaceuticals Inc. 2017 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-221077) filed on November 7, 2017)

99.2	scPharmaceuticals Inc. 2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-221077) filed on November 7, 2017)

107+	Filing Fee Table

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on this 13th day of March, 2024.

SCPHARMACEUTICALS INC.

By:	/s/ John H. Tucker
John H. Tucker
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John H. Tucker and Rachael Nokes, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ John H. Tucker	President, Chief Executive Officer, Director	March 13, 2024
John H. Tucker	(principal executive officer)

/s/ Rachael Nokes	Chief Financial Officer	March 13, 2024
Rachael Nokes	(principal accounting officer and principal financial officer)

/s/ Jack A. Khattar	Chairman of the Board	March 13, 2024
Jack A. Khattar

/s/ William T. Abraham, M.D.	Director	March 13, 2024
William T. Abraham, M.D.

/s/ Mette Kirstine Agger	Director	March 13, 2024
Mette Kirstine Agger

/s/ Minnie V. Baylor-Henry	Director	March 13, 2024
Minnie V. Baylor-Henry

/s/ Sara Bonstein	Director	March 13, 2024
Sara Bonstein

/s/ Frederick Hudson	Director	March 13, 2024
Frederick Hudson

/s/ Leonard D. Schaeffer	Director	March 13, 2024
Leonard D. Schaeffer

/s/ Klaus Veitinger, M.D., Ph.D	Director	March 13, 2024
Klaus Veitinger, M.D., Ph.D